                                                                   EX-99.906CERT

                                                                   EXHIBIT 10(b)

SECTION 906 CERTIFICATIONS

                            SECTION 906 CERTIFICATION

     Joseph D. Gallagher, Chief Executive Officer, and Michael A. Pignataro, Chief Financial Officer, of Credit Suisse Institutional Fixed Income Fund, Inc. (the "Fund"), each certify to his knowledge that:

(1) The Fund's periodic report on Form N-CSR for the period ended August 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


     /s/ Joseph D. Gallagher                /s/ Michael A. Pignataro
     -----------------------                ------------------------
     Joseph D. Gallagher                    Michael A. Pignataro
     Chief Executive Officer                Chief Financial Officer
     November 10, 2003                      November 10, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.